SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

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zulily, inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Seattle, Washington

April 2, 2015

Dear zulily, inc. stockholder:

You are cordially invited to attend the zulily, inc. 2015 Annual Meeting of Stockholders on May 14, 2015 at 10:00 a.m. local time, to be held at the offices of Cooley LLP, 1700 Seventh Avenue, Suite 1900, Seattle, Washington 98101-1355.

Details regarding the business to be conducted at the meeting are provided in the accompanying Notice of Annual Meeting and Proxy Statement.

You may vote over the internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. If you attend the Annual Meeting, you may vote in person if you wish, even though you have previously submitted your vote. Proof of share ownership will be required to enter the Annual Meeting. In addition, each attendee must present a government-issued photo identification (such as a driver’s license or passport). See the back cover of the accompanying proxy statement – “TICKETING INFORMATION FOR THE ZULILY, INC. 2015 ANNUAL MEETING OF STOCKHOLDERS” for details.

Sincerely,

Darrell Cavens

President and Chief Executive Officer

zulily, inc.

2601 Elliott Avenue, Suite 200

Seattle, Washington 98121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 14, 2015

The 2015 Annual Meeting of Stockholders of zulily, inc. (the “Annual Meeting”) will be held at the offices of Cooley LLP, 1700 Seventh Avenue, Suite 1900, Seattle, Washington 98101-1355, on Thursday, May 14, 2015 at 10:00 a.m. local time for the following purposes:

1.	To elect the three nominees for director named herein to the Board of Directors to hold office until the 2018 Annual Meeting of Stockholders;

2.	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2016;

3.	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement;

4.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers; and

5.	To conduct any other business properly brought before the meeting.

Only stockholders of record at the close of business on March 20, 2015 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

In accordance with Securities and Exchange Commission rules, we sent a Notice of Internet Availability of Proxy Materials on or about April 2, 2015, and provided access to our proxy materials over the internet, beginning on or shortly after April 2, 2015, to the holders of record and beneficial owners of our common stock as of the close of business on the Record Date.

By Order of the Board of Directors,

Deirdre Runnette

General Counsel and Secretary

Seattle, Washington

April 2, 2015

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote over the internet or by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card, as promptly as possible in order to ensure your representation at the meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a proxy card by mail, the instructions are printed on your proxy card and included in the accompanying proxy statement. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

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zulily, inc.

2601 Elliott Avenue, Suite 200

Seattle, Washington 98121

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

MAY 14, 2015

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of zulily, inc. (“zulily,” the “Company,” “we,” “us” and “our”) is soliciting your proxy to vote at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 2, 2015 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after April 12, 2015.

How do I attend the Annual Meeting?

The meeting will be held on Thursday, May 14, 2015 at 10:00 a.m. local time at the offices of Cooley LLP, 1700 Seventh Avenue, Suite 1900, Seattle, Washington 98101-1355. Directions to the meeting may be found at http://investor.zulily.com/annuals-proxies.cfm. Information on how to vote in person at the meeting is discussed below and on the back cover of this Proxy Statement – “TICKETING INFORMATION FOR THE ZULILY, INC. 2015 ANNUAL MEETING OF STOCKHOLDERS.”

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 20, 2015 will be entitled to vote at the meeting. On this record date, there were 66,819,650 shares of Class A common stock and 56,633,648 shares of Class B common stock (collectively, the “common stock”) outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 20, 2015 your shares were registered directly in your name with zulily’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy over the telephone, through the internet or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 20, 2015 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is

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considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are four matters scheduled for a vote:

➢	Proposal No. 1: the election of three directors;

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Proposal No. 2: the ratification of the selection by the Audit Committee of the Board of Deloitte & Touche LLP as independent registered public accounting firm of the Company for its fiscal year ending January 3, 2016;

➢	Proposal No. 3: the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement; and

➢	Proposal No. 4: an indication, on an advisory basis, of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. With regard to your advisory vote on how frequently we should solicit stockholder advisory approval of the compensation of our named executive officers, you may vote for any one of the following: “one year,” “two years” or “three years,” or you may abstain from voting on that matter. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

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To vote in person, come to the Annual Meeting and request a ballot when you arrive. Please note the further information provided on the back cover of this Proxy Statement – “TICKETING INFORMATION FOR THE ZULILY, INC. 2015 ANNUAL MEETING OF STOCKHOLDERS” for details on what is required to attend the meeting in person.

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To vote using the proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

➢	To vote over the telephone, dial toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries using a touch-tone phone and follow the recorded

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instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on May 13, 2015 to be counted.

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To vote through the internet, go to http://www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on May 13, 2015 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from zulily. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Class A common stock and ten votes for each share of Class B common stock you owned as of March 20, 2015. The Class A common stock and Class B common stock will vote together as a single class on all proposals described in this Proxy Statement.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by telephone, through the internet, by completing the proxy card that may be delivered to you or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules of various national and regional securities exchanges, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of advisory stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal No. 1, Proposal No. 3 or Proposal No. 4 without your instructions, but may vote your shares on Proposal No. 2.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

➢	“For” the election of all three nominees for director;

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➢	“For” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2016;

➢	“For” the advisory approval of the compensation of our named executive officers, as disclosed in this Proxy Statement; and

➢	For every “three years” as the preferred frequency of stockholder advisory votes on the compensation of our named executive officers.

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

➢	You may submit another properly completed proxy card with a later date.

➢	You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy to zulily’s Corporate Secretary at 2601 Elliott Avenue, Suite 200, Seattle, Washington 98121. The Corporate Secretary must receive this notice before the Annual Meeting.

➢	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 4, 2015 to our Corporate Secretary at 2601 Elliott Avenue, Suite 200, Seattle, Washington 98121, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended; provided, however, that if our 2016 Annual Meeting of Stockholders is held before April 14, 2016 or after June 13, 2016, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our Proxy Statement for the 2016 Annual Meeting of Stockholders. If you wish to submit a proposal (including a director nomination) at the 2016 Annual Meeting of Stockholders

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that is not to be included in next year’s proxy materials, the proposal must be received by our Corporate Secretary not later than the close of business on February 14, 2016 nor earlier than the close of business on January 15, 2016; provided, however, that if our 2016 Annual Meeting of Stockholders is held before April 14, 2016 or after June 13, 2016, then the proposal must be received not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for Proposal No. 1 to elect directors, “For” and “Withhold” votes and broker non-votes; with respect to Proposal No. 2 to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm, votes “For,” “Against” and abstentions; Proposal No. 3 to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement, votes “For,” “Against,” abstentions and broker non-votes; and, with respect to Proposal No. 4 regarding the preferred frequency of stockholder advisory votes on the compensation of our named executive officers, votes for frequency of every “one year,” “two years” and “three years,” abstentions and broker non-votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

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For Proposal No. 1, the election of directors, the three nominees to serve until the 2018 Annual Meeting of Stockholders receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.

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To be approved, Proposal No. 2, ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending January 3, 2016, must receive “For” votes from the holders of shares representing a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter. If you select to “Abstain” from voting on Proposal No. 2, it will have the same effect as an “Against” vote. Broker non-votes will have no effect; however, Proposal No. 2 is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

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For Proposal No. 3, advisory approval of the compensation of our named executive officers, as disclosed in this Proxy Statement, will be considered approved if it receives “For” votes from the holders of shares representing a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter. If you select to “Abstain” from voting on Proposal No. 3, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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For Proposal No. 4, advisory vote on the preferred frequency of stockholder advisory votes on the compensation of our named executive officers, the frequency receiving the votes from the holders of shares representing a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter will be considered the frequency preferred by the stockholders. If you select to “Abstain” from voting on Proposal No. 4, it will have the same effect as an “Against” vote with respect to each proposed frequency. Broker non-votes will have no effect.

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What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if shares representing a majority of the aggregate voting power of shares of Class A common stock and Class B common stock (voting together as a single class) entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 66,819,650 shares of Class A common stock and 56,633,648 shares of Class B common stock outstanding and entitled to vote. Thus, the holders of shares representing an aggregate of 316,578,066 votes must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of shares representing a majority of the voting power present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

zulily’s Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has eight members. There are three directors in the class whose term of office expires in 2015. If elected at the Annual Meeting, each of these nominees would serve until the 2018 Annual Meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. Two of the directors attended the 2014 Annual Meeting of Stockholders.

The following table sets forth the names of the three nominees for election at the Annual Meeting and the directors whose terms of office will continue after the Annual Meeting, their ages as of April 2, 2015, and certain other information with respect to such directors:

		Director	Principal Occupation/

Name	Age	Since	Position Held With The Company

Class II Directors – Nominees for Election at the Annual Meeting

Mike Gupta	44	January 2015	Senior Vice President of Strategic Investments at Twitter, Inc./ Director, zulily

Youngme Moon	50	July 2013	Senior Associate Dean of Strategy and Innovation, and Donald K. David Professor of Business Administration, Harvard Business School/ Director, zulily

Spencer Rascoff	39	June 2013	Chief Executive Officer and Director, Zillow, Inc./ Director, zulily

Class III Directors – Continuing in Office until the 2016 Annual Meeting

W. Eric Carlborg	51	October 2011	Partner, August Capital/ Director, zulily

Darrell Cavens	42	October 2009	Co-Founder, President, Chief Executive Officer and Director, zulily

Michael Potter	53	March 2011	Director, zulily

Class I Directors – Continuing in Office until the 2017 Annual Meeting

John Geschke	44	February 2014	Senior Vice President, General Counsel and Secretary, Zendesk, Inc./ Director, zulily

Mark Vadon	45	October 2009	Co-Founder and Chairman of the Board, zulily

Each of the nominees listed below was recommended for election by the Nominating and Corporate Governance Committee of the Board. Each of the nominees listed below is currently a director of the Company. Dr. Moon and Mr. Rascoff were elected to the Board prior to our initial public offering pursuant to the provisions of our voting agreement, as amended, by the then holders of our common stock and preferred stock, voting together as a single class on an as-if-converted basis. Our voting agreement, as amended, terminated upon completion of our initial public offering. Mr. Gupta was elected to the Board on January 21, 2015 by the then current members of the Board to fill a vacant seat.

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Directors are elected by a plurality of the votes of the holders of shares of common stock present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by zulily. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2018 ANNUAL MEETING

Mike Gupta

Mike Gupta, 44, has served as a member of our Board since January 2015. Since September 2014, Mr. Gupta has served as Senior Vice President of Strategic Investments at Twitter, Inc., a developer and provider of mobile communication applications. Prior to that, Mr. Gupta served as Chief Financial Officer of Twitter from December 2012 to August 2014 and as Vice President of Corporate Finance and Treasurer from November 2012 to December 2012. From May 2011 to November 2012, Mr. Gupta served in two roles at Zynga Inc., an online provider of social game services, including as Senior Vice President and Treasurer. From February 2003 to May 2011, Mr. Gupta served in several roles at Yahoo! Inc., a digital media company, including as Senior Vice President of Corporate Development and Finance and Chief Treasury Officer. Mr. Gupta holds a B.S. in Accounting and Economics from New York University and an M.B.A. from the University of Chicago.

The Nominating and Corporate Governance Committee believes that Mr. Gupta is qualified to serve on our Board based on his financial expertise and extensive experience with internet and technology-oriented businesses.

Youngme Moon

Youngme Moon, 50, has served as a member of our Board since July 2013. Dr. Moon has been Senior Associate Dean of Strategy and Innovation, since August 2010 and the Donald K. David Professor of Business Administration at Harvard Business School since July 2008, having joined the faculty in June 1998. From 1997 to 1998, Dr. Moon was a professor at the Massachusetts Institute of Technology. Dr. Moon holds a B.A. from Yale University, an M.A. from Stanford University and a Ph.D. from Stanford University. Dr. Moon is also on the board of directors of Avid Technology, Inc., a supplier of non-linear video and audio editing systems.

The Nominating and Corporate Governance Committee believes that Dr. Moon is qualified to serve on our Board based on her expertise in innovative consumer and other marketing strategies.

Spencer Rascoff

Spencer Rascoff, 39, has served as a member of our Board since June 2013. Since September 2010, Mr. Rascoff has been the Chief Executive Officer of Zillow, Inc., a provider of real estate and home-related information marketplaces. Mr. Rascoff joined Zillow as one of the founding employees in 2005 as Vice President of Marketing and Chief Financial Officer, and served as Chief Operating Officer from December 2008 until he was promoted to Chief Executive Officer. From 2003 to 2005, Mr. Rascoff served as Vice President of Lodging for Expedia, Inc., an online travel company. In 1999, Mr. Rascoff co-founded Hotwire, Inc., an online travel company, and managed several of Hotwire’s product lines before Hotwire was acquired in 2003 by IAC/InterActiveCorp, Expedia’s parent company at the time. Mr. Rascoff holds an A.B. in Government from Harvard University. He serves on Harvard University’s Digital Community & Social Networking Advisory Group. Mr. Rascoff is also on the board of directors of Zillow, Julep Beauty Incorporated, an online beauty brand company, and TripAdvisor Incorporated, a travel services company.

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The Nominating and Corporate Governance Committee believes that Mr. Rascoff is qualified to serve on our Board based on his extensive experience with internet businesses and his broad business experience.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

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DIRECTORS CONTINUING IN OFFICE UNTIL THE 2016 ANNUAL MEETING

W. Eric Carlborg, 51, has served as a member of our Board since October 2011. Since June 2010, Mr. Carlborg has served as a partner at August Capital, a venture capital firm. From April 2006 to June 2010, Mr. Carlborg served as a partner at Continental Investors LLC, an investment company. From 2005 to 2006, Mr. Carlborg served as Chief Financial Officer of Provide Commerce, Inc., an e-commerce company. From 2001 to 2004, Mr. Carlborg was a managing director of investment banking with Merrill Lynch & Co., a financial services company, and also served as Co-Head of Technology Investment Banking. Mr. Carlborg holds a B.A. in Economics from the University of Illinois and an M.B.A. from the University of Chicago. Mr. Carlborg previously served on the board of directors of Big Lots, Inc., a discount chain of retail stores, and Blue Nile, Inc., an online retailer of fine jewelry. Mr. Carlborg is currently on the board of directors of various privately held companies.

The Nominating and Corporate Governance Committee believes that Mr. Carlborg is qualified to serve on our Board based on his extensive background in accounting and financial management.

Darrell Cavens, 42, one of our co-founders, has served as our President, Chief Executive Officer and a member of our Board since October 2009. From July 2008 to October 2009, Mr. Cavens served as the director of BizTalk Server and SQL Server at Microsoft Corporation, a software company. From 1999 to 2008, Mr. Cavens held various positions at Blue Nile, most recently serving as Senior Vice President of Marketing and Technology. From 1996 to 1999, Mr. Cavens served as a staff engineer within the Advanced Development team at Starwave Corp., a software and website company that merged with InfoSeek Corporation, an internet search and navigation company, and was later acquired by The Walt Disney Company, a worldwide entertainment company. Mr. Cavens attended the University of Victoria in Canada from 1990 to 1994.

The Nominating and Corporate Governance Committee believes that Mr. Cavens is qualified to serve on our Board because he is a co-founder, our Chief Executive Officer and a significant stockholder.

Michael Potter, 53, has served as a member of our Board since March 2011. From October 2011 to March 2012, Mr. Potter served as our Chief Operating Officer. From 1991 to 2005, Mr. Potter held various positions with Big Lots, most recently serving as Chairman, President and Chief Executive Officer. Mr. Potter holds a B.S. in Management and Finance from the University of Oregon and an M.B.A. from Capital University. Mr. Potter previously served on the board of directors of Newegg Inc., an online retailer, Coldwater Creek Inc., a retailer of clothing and household goods, and Big Lots. Mr. Potter also currently serves on the board of directors of Blue Nile.

The Nominating and Corporate Governance Committee believes that Mr. Potter is qualified to serve on our Board based on his experience as a board member with numerous retail and e-commerce companies as well as his experience as an executive and Chairman and Chief Executive Officer for a Fortune 500 company.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2017 ANNUAL MEETING

John Geschke, 44, has served as a member of our Board since February 2014. Since July 2012, Mr. Geschke has served as Senior Vice President, General Counsel and Secretary of Zendesk, Inc., a software development company. From April 2010 to June 2012, Mr. Geschke served as General Counsel of Norwest Venture Partners, a venture capital firm. From March 1996 to April 1998 and from May 1999 to March 2010, Mr. Geschke practiced law at Cooley LLP, a law firm. Mr. Geschke holds an A.B. from Princeton University with a concentration in the Woodrow Wilson School of Public and International Affairs and a J.D. from Stanford University.

The Nominating and Corporate Governance Committee believes that Mr. Geschke is qualified to serve on our Board based on his expertise in public company governance and compliance.

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Mark Vadon, 45, one of our co-founders, has served as Chairman of our Board since October 2009 and has been an employee since July 2013. From 1999 to February 2008, Mr. Vadon was Chief Executive Officer of Blue Nile, which he founded in 1999. Mr. Vadon also served as Chairman of the board of directors of Blue Nile from 1999 to December 2013. From 1992 to 1999, Mr. Vadon was a consultant for Bain & Company, a management consulting firm. Mr. Vadon holds an A.B. in Social Studies from Harvard University and an M.B.A. from Stanford University. Mr. Vadon is also on the board of directors of The Home Depot Inc., a home improvement retailer.

The Nominating and Corporate Governance Committee believes that Mr. Vadon is qualified to serve on our Board because he is a co-founder, has extensive retail experience and is a significant stockholder.

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INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”) a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable NASDAQ listing standards: Mr. Carlborg, Mr. Geschke, Mr. Gupta, Mr. Rascoff and Dr. Moon. In addition, the Board determined that Dan Levitan, who served on our Board through May 2014, was an independent director within the meaning of the applicable NASDAQ listing standards. In making this independence determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. It considered the current and prior relationships that each non-employee director has with the Company and each other and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Mr. Cavens, our President and Chief Executive Officer, Mr. Vadon, our Chairman of the Board, and Mr. Potter, one of our directors, are not independent directors by virtue of their current or prior employment with zulily.

BOARD LEADERSHIP STRUCTURE

In accordance with our Corporate Governance Guidelines, a copy of which is posted on our website at http://investor.zulily.com/corporate-governance.cfm, our Board does not have a policy as to whether the positions Chairman of the Board and Chief Executive Officer should be separate. Our Board believes that it should have the flexibility to make this determination as circumstances require and in a manner that it believes is best to provide appropriate leadership for the Company. The Board believes that its current leadership structure, with Mr. Vadon serving as Chairman and Mr. Cavens serving as President and Chief Executive Officer, is appropriate because it enables the Board as a whole to engage in oversight of management, promote communication between management and the Board and oversee governance matters while allowing our Chief Executive Officer to focus on his primary responsibility for the operational leadership and strategic direction of the Company. In addition, the Board benefits from the perspective and insights of Messrs. Vadon and Cavens as a result of their extensive experience in e-commerce and technology industries. The Board does not believe that its role in risk oversight has affected the Board’s leadership structure.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

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MEETINGS OF THE BOARD OF DIRECTORS

The Board met four times during the 2014 fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the 2014 fiscal year for which he or she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the 2014 fiscal year for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance

Mr. Mark Vadon			X	(1)	X	*(1)(2)
Mr. W. Eric Carlborg	X	*
Mr. Darrell Cavens
Mr. John Geschke	X	(3)	X	(3)	X	*(2)(3)
Mr. Dan Levitan			X	(4)	X	(4)
Dr. Youngme Moon	X				X
Mr. Michael Potter	X	(5)
Mr. Spencer Rascoff			X	*
Total meetings in fiscal 2014	10		4		4

*	Committee Chairperson

(1)	Mr. Vadon resigned from the Compensation Committee and the Nominating and Corporate Governance Committee on November 10, 2014.

(2)	Mr. Vadon served as Chairperson of the Nominating and Corporate Governance Committee until Mr. Geschke’s appointment as Chairperson of that committee on May 8, 2014.

(3)

Mr. Geschke was appointed to the Audit Committee on October 31, 2014. Mr. Geschke was removed from the Audit Committee when Mr. Gupta was appointed to such committee on January 21, 2015. Mr. Geschke was appointed to the Compensation Committee on May 8, 2014. Mr. Geschke was appointed to the Nominating and Corporate Governance Committee on February 21, 2014.

(4)

Mr. Levitan served as a member of the Compensation Committee and Nominating and Corporate Governance Committee until May 19, 2014, the date of our 2014 Annual Meeting Stockholders, when he ceased to be a director due to not standing for reelection.

(5)	Mr. Potter resigned from the Audit Committee on November 7, 2014.

Below is a description of each committee of the Board.

The Board has determined that each member of each Board committee meets the applicable NASDAQ rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The primary functions of this committee include:

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•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and fiscal year end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related party transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•

reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit and permissible non-audit services (unless pursuant to pre-approval policies and procedures consistent with applicable laws and rules).

The Audit Committee is currently composed of three directors: Mr. Carlborg, Mr. Gupta and Dr. Moon. The Audit Committee met ten times during the 2014 fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at http://investor.zulily.com/corporate-governance.cfm.

The Board reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all of the current members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards). Mr. Potter served on the Audit Committee until November 7, 2014, when he resigned in connection with the expiration of the Audit Committee independence phase-in period available for newly listed companies. At that time, Mr. Potter did not meet the independence requirements under the NASDAQ listing rules by virtue of his prior employment with zulily. The Board appointed Mr. Geschke to the Audit Committee on October 31, 2014. Mr. Geschke was removed from the Audit Committee when Mr. Gupta was appointed to such committee on January 21, 2015.

The Board has also determined that each of Messrs. Carlborg and Gupta qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of each of Messrs. Carlborg’s and Gupta’s level of knowledge and experience based on a number of factors, including formal education and prior experience.

Compensation Committee

The Compensation Committee of the Board acts on behalf of the Board to review, adopt and oversee the Company’s compensation strategy, policies, plans and programs, including:

•	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;

•	reviewing and recommending to our Board the compensation of our directors;

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•	reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;

•	administering our stock and equity incentive plans;

•	selecting independent compensation consultants and assessing conflict of interest compensation advisers;

•	reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans;

•

reviewing our compensation practices and policies as they relate to risk management and risk-taking incentives, to determine whether such compensation practices and policies are reasonably likely to have a material adverse effect on the Company;

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy; and

•	reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” and recommending to the full Board its inclusion in our periodic reports to be filed with the SEC.

The Compensation Committee is currently composed of two directors: Mr. Rascoff and Mr. Geschke. The Compensation Committee met four times during the 2014 fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at http://investor.zulily.com/corporate-governance.cfm.

The Board reviews the NASDAQ listing standards definition of independence for Compensation Committee members on an annual basis and has determined that all current members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2)(A) of the NASDAQ listing standards). In determining whether Mr. Rascoff and Mr. Geschke are independent within the meaning of the NASDAQ listing standards pertaining to Compensation Committee membership, our Board determined that, based on its consideration of factors specifically relevant to determining whether any such director has a relationship to zulily that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, no member of the Compensation Committee has a relationship that would impair that member’s ability to make independent judgments about our executive compensation. In particular, our Board considered, among other things, the source of each member’s compensation, including compensation paid to such member by us, and whether such member is affiliated with zulily, any subsidiary of zulily or any affiliate of a zulily subsidiary.

In addition, the Board has also determined that each of Messrs. Rascoff and Geschke is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

Mr. Vadon served on the Compensation Committee until November 10, 2014, when he resigned in connection with the expiration of the Compensation Committee independence phase-in period available for newly listed companies. At that time, Mr. Vadon did not meet the independence requirements under the NASDAQ listing rules by virtue of his employment with zulily. In addition, Dan Levitan also served as a member of the Compensation Committee until May 19, 2014, when he ceased to be a director.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer, the Senior Vice President, Human Resources and the General Counsel. The Compensation Committee meets regularly in executive session. However, from time to time, various

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members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. In 2013, the Compensation Committee formed a Non-Officer Stock Award Committee, composed of either (i) both the Company’s Chief Executive Officer and Senior Vice President, Human Resources, or (ii) both the Company’s Chief Executive Officer and Chief Financial Officer, to which it delegated authority to grant, without any further action required by the Compensation Committee, equity-based compensation awards to employees and consultants who are not officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of equity award administration within the Company and to facilitate the timely grant of equity awards to non-officer employees, particularly new employees, and consultants within specified limits approved by the Compensation Committee. In particular, the Non-Officer Stock Award Committee may not (1) grant awards covering more than an aggregate of 750,000 shares of common stock per fiscal quarter, (2) grant awards covering more shares than have been approved by the Company’s stockholders under the 2013 Equity Plan, (3) grant awards to the Company’s Section 16 reporting officers or to persons who are then serving on the Non-Officer Stock Award Committee, (4) grant an award covering more than 30,000 shares of common stock to any individual employee in any fiscal quarter, (5) grant an award covering more than 5,000 shares of common stock to any consultant in any fiscal quarter, and (6) grant awards unless they are granted in accordance with procedures set forth in the Amended and Restated Policy Regarding the Granting of Equity-Based Compensation. Options to purchase an aggregate of 279,714 shares of Class A Common Stock and restricted stock unit (“RSU”) awards in respect of an aggregate 332,661 shares of Class A Common Stock were granted by the Non-Officer Stock Award Committee during the fiscal year ended December 28, 2014.

Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, if any, including analyses of executive and director compensation paid at other companies identified by any consultants.

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THE SPECIFIC DETERMINATIONS OF THE COMPENSATION COMMITTEE WITH RESPECT TO EXECUTIVE COMPENSATION FOR FISCAL 2014 ARE DESCRIBED IN GREATER DETAIL IN THE “EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION AND ANALYSIS” SECTION OF THIS PROXY STATEMENT.

Compensation Committee Interlocks and Insider Participation

During fiscal 2014, the Compensation Committee consisted of Spencer Rascoff, John Geschke, Dan Levitan and Mark Vadon. As discussed above, Mr. Vadon served on the Compensation Committee until November 10, 2014, when he resigned in connection with the expiration of the Compensation Committee independence phase-in period available for newly listed companies. At that time, Mr. Vadon did not meet the independence requirements under the NASDAQ listing rules as he is an officer and employee of zulily. In addition, Mr. Levitan also served as a member of the Compensation Committee until May 19, 2014, when he ceased to be a director. No other member of the Compensation Committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board oversees our corporate governance function. The primary functions of this committee include:

•	identifying, evaluating and selecting, or recommending that our Board approve, nominees for election to our Board and its committees;

•	evaluating the performance of our Board and of individual directors;

•	considering and making recommendations to our Board regarding the composition of our Board and its committees;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;

•	reviewing management succession plans;

•	developing and making recommendations to our Board regarding Corporate Governance Guidelines and related matters; and

•	overseeing an annual evaluation of the Board’s performance.

The Nominating and Corporate Governance Committee is currently composed of two directors: Mr. Geschke and Dr. Moon. The Nominating and Corporate Governance Committee met four times during the 2014 fiscal year. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website and http://investor.zulily.com/corporate-governance.cfm.

The Board reviews the NASDAQ listing standards definition of independence for Nominating and Corporate Governance Committee members on an annual basis and has determined that all current members of the Company’s Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). Mr. Vadon served on the Nominating and Corporate Governance Committee until November 10, 2014, when he resigned in connection with the expiration of the Nominating and Corporate Governance Committee independence phase-in period available for newly listed companies. At that time, Mr. Vadon did not meet the independence requirements under the NASDAQ listing rules by virtue of his employment with zulily. In

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addition, Dan Levitan served as a member of the Nominating and Corporate Governance Committee until May 19, 2014, when he ceased to be a director.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then select a nominee for recommendation to the Board.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 2601 Elliott Avenue, Suite 200, Seattle, Washington 98121. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders and other interested parties may communicate with the Board, or any individual member of the Board, at the following address:

c/o General Counsel

zulily, inc.

2601 Elliott Avenue, Suite 200

Seattle, WA 98121

Communications must state the number of shares owned by the person making the communication, if any. Our General Counsel will review and forward such communication to all of the members of the Board or to the individual director(s) to whom the communication is addressed unless the communication is unduly

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frivolous, hostile, threatening or similarly inappropriate, in which case, our General Counsel may disregard the communication in her discretion.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted the zulily Code of Business Conduct and Ethics that applies to all officers, directors and employees of zulily. The Code of Business Conduct and Ethics is available on the Company’s website at http://investor.zulily.com/corporate-governance.cfm. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

Our Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at http://investor.zulily.com/corporate-governance.cfm.

OTHER POLICIES

Our insider trading and trading window policy prohibits our employees, officers, directors, consultants and contractors from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging, inherently speculative transaction or similar transaction designed to decrease the risks associated with holding Company securities. In addition, our directors and executive officers and any person required to comply with the blackout periods under our insider trading and trading window policy may not “short sell” our stock or hold Company securities in margin accounts.

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PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2016 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company’s financial statements since 2010. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of shares representing a majority of the voting power of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 29, 2013 and December 28, 2014, by Deloitte & Touche LLP, the Company’s principal accountant.

	Fiscal Year Ended
	2014	2013
	(in thousands)
Audit Fees(1)	$1,991	$2,355
Audit-Related Fees(2)	—	138
Tax Fees(3)	200	175
All Other Fees	—	—

Total Fees	$2,191	$2,668

(1)

Includes the aggregate fees related to the audits of our annual consolidated financial statements and the reviews of our interim financial statements, and also includes fees related to accounting consultations. Audit fees for the fiscal year ended December 29, 2013 also include fees related to services rendered in connection with the filing of our registration statements, including our Registration Statement on Form S-1 related to our initial public offering, and the issuance of comfort letters and consents.

(2)	Includes assurance services related to an assessment of a portion of the controls that support our control environment.
(3)	Includes preparation and review of various tax filings and advising on tax structure and various other tax issues.

In connection with the audit of the 2014 financial statements, the Company entered into an engagement agreement with Deloitte & Touche LLP that sets forth the terms by which Deloitte & Touche LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures.

20.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Deloitte & Touche LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. All audit-related and non-audit related services performed by our independent registered public accounting firm in fiscal 2014 were pre-approved.

The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 2.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 28, 2014 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2014.

Mr. W. Eric Carlborg (Chair)

Mr. Mike Gupta

Dr. Youngme Moon

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote.

As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis”, our executive compensation programs are designed to retain and incentivize the high quality executives whose efforts are key to our long-term success. Under these programs, our named executive officers are rewarded on the basis of individual and corporate performance measured against corporate and strategic goals. Please read the section of this Proxy Statement under the heading “Executive Compensation—Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the 2014 fiscal year compensation of our named executive officers.

The Compensation Committee of our Board continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our stockholders to cast a non-binding advisory vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Nevertheless, our Board and the Compensation Committee value the opinions of our stockholders, whether expressed through this vote or otherwise and, accordingly, our Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

The affirmative vote of the holders of shares representing a majority of the voting power of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve this Proposal No. 3.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 3.

23.

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act also enables our stockholders to indicate their preference regarding how frequently we should seek non-binding advisory votes on the compensation of our named executive officers, as disclosed in our proxy statements in accordance with the SEC’s rules. This non-binding advisory vote is commonly referred to as a “say on frequency” vote. Under this proposal, our stockholders may cast a non-binding advisory vote on whether they would prefer to have a vote on the compensation of our named executive officers every year, every two years or every three years. Alternatively, stockholders may abstain from casting a vote.

Our Board believes that the non-binding advisory vote on the compensation of our named executive officers should be conducted every three years, for the following reasons:

•

A substantial portion of executive compensation is in the form of long-term equity awards with performance periods of greater than three years. Triennial votes will allow our stockholders to evaluate the effectiveness of such long-term compensation strategies and related business outcomes of the Company for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results.

•	We believe a triennial vote complements our goal of creating a compensation program that enhances long-term stockholder value.

Stockholders are not voting to approve or disapprove the recommendation of our Board. Instead, stockholders may cast a vote on their preferred voting frequency by choosing any of the following four options with respect to this proposal: “one year,” “two years,” “three years” or “Abstain.” For the reasons discussed above, we are asking our stockholders to vote for a frequency of “three years.” The option that receives the most votes cast at the 2015 Annual Meeting of Stockholders will be considered by the Board in determining the preferred frequency with which we will hold a stockholder vote to approve the compensation of our named executive officers, as disclosed in our proxy statements in accordance with the SEC’s rules.

As an advisory vote, this proposal is not binding. However, our Board and the Compensation Committee value the opinions of our stockholders, whether expressed through this vote or otherwise and, accordingly, our Board and the Compensation Committee intend to consider the results of this vote in determining the frequency of future votes on compensation of our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF THREE YEARS ON THIS PROPOSAL NO. 4.

24.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of March 2, 2015, for:

•	each of our named executive officers;

•	each of our directors;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Class A common stock or Class B common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock issuable under options or warrants that are exercisable within 60 days after March 2, 2015 are deemed beneficially owned, and such shares are used in computing the percentage ownership of the person holding the options or warrants but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws.

Our calculation of the percentage of beneficial ownership is based on 67,913,171 shares of our Class A common stock and 56,664,920 shares of our Class B common stock outstanding as of March 2, 2015. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC.

	Class A Common Stock		Class B Common Stock		% of Total Voting Power†
Name of Beneficial Owner	Number of Shares	% of Total	Number of Shares	% of Total
Named Executive Officers and Directors:
Darrell Cavens(1)	—	—	24,961,953	41.2	37.0
Marc Stolzman(2)	—	—	258,013	*	*
David Atchison(3)	895,016	1.3	185,416	*	*
Luke Friang(4)	—	—	901,561	1.6	1.4
Lori Twomey(5)	29,166	*	665,208	1.2	1.0
W. Eric Carlborg(6)	12,653	*	275,000	*	*
John Geschke(7)	8,620	*	—	—	*
Mike Gupta(8)	6,660	*	—	—	*
Youngme Moon(9)	19,506	*	5,698	*	*
Michael Potter(10)	5,698	*	320,579	*	*
Spencer Rascoff(11)	13,553	*	19,506	*	*
Mark Vadon(12)	343,807	*	35,458,075	61.2	54.8
All executive officers and directors as a group (13 persons)(13):	1,346,585	2.0	63,119,426	98.2	89.0

Other 5% Stockholders:
Entities affiliated with Andreesen Horowitz(14)	—	—	7,467,532	13.2	11.8
FMR LLC and its affiliates(15)	8,568,169	12.6	—	—	1.4
T. Rowe Price Associates, Inc.(16)	6,826,902	10.1	—	—	1.1
Capital World Investors(17)	6,111,000	9.0	—	—	1.0
Entities affiliated with Maveron(18)	5,713,079	8.4	—	—	*
Morgan Stanley(19)	4,731,952	7.0	—	—	*
Maverick Capital, Ltd. and its affiliates(20)	3,399,491	5.0	—	—	*

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*	Represents beneficial ownership of less than one percent (1%).
†

Represents the voting power with respect to all shares of our Class A common stock and Class B common stock, voting as a single class. Each share of Class A common stock is entitled to one vote per share and each share of Class B common stock is entitled to ten votes per share. The Class A common stock and Class B common stock vote together on all matters (including the election of directors) submitted to a vote of stockholders, except under limited circumstances.

(1)	Consists of (a) 21,015,781 shares of Class B common stock and (b) 3,946,172 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days of March 2, 2015.
(2)	Consists of 258,013 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days of March 2, 2015.
(3)

Consists of (a) 426,100 shares of Class A common stock held by David Atchison, (b) 439,750 shares of Class A common stock held by Tank and Bear LLC, with respect to which Mr. Atchison holds shared voting and investment power, (c) 29,166 shares of Class A common stock issuable pursuant to stock options held by Mr. Atchison that are exercisable within 60 days of March 2, 2015 and (d) 185,416 shares of Class B common stock issuable pursuant to stock options held by Mr. Atchison that are exercisable within 60 days of March 2, 2015.

(4)	Consists of 901,561 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days of March 2, 2015.
(5)

Consists of (a) 29,166 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 2, 2015, (b) 372,969 shares of Class B common stock, and (c) 292,239 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days of March 2, 2015.

(6)

Consists of (a) 12,653 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 2, 2015 and (b) 275,000 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days of March 2, 2015.

(7)	Consists of 8,620 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 2, 2015.
(8)	Consists of 6,660 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 2, 2015.
(9)

Consists of (a) 19,506 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 2, 2015 and (b) 5,698 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days of March 2, 2015.

(10)

Consists of (a) 5,698 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 2, 2015 and (b) 320,579 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days of March 2, 2015.

(11)

Consists of (a) 5,172 shares of Class A common stock, (b) 8,381 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days of March 2, 2015 and (c) 19,506 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days of March 2, 2015.

(12)

Consists of (a) 317,718 shares of Class A common stock held by Mark Vadon, (b) 26,089 shares of Class A common stock held by Vadon Holdings LLC, (c) 8,091,919 shares of Class B common stock held by Mr. Vadon, (d) 1,315,390 shares of Class B common stock issuable pursuant to stock options held by Mr. Vadon that are exercisable within 60 days of March 2, 2015, (e) 1,125,000 shares of Class B common stock held by Vadon Holdings, LLC and (f) 24,925,766 shares of Class B common stock held by Lake Tana LLC, with respect to all of which Mr. Vadon holds sole voting and investment power. Mr. Vadon has an economic interest in Maveron Equity Partners IV, L.P. and Maveron General Partner IV LLC but does not have voting or investment power over the shares held by such entities and, accordingly, such shares are not included as beneficially owned by Mr. Vadon.

(13)

Consists of (a) 1,217,829 shares of Class A common stock held by the current directors and executive officers, (b) 128,756 shares of Class A common stock issuable pursuant to stock options held by such persons that are exercisable within 60 days of March 2, 2015, (c) 55,531,435 shares of Class B common stock held by the current directors and executive officers, and (d) 7,587,991 shares of Class B common stock issuable pursuant to stock options held by such persons that are exercisable within 60 days of March 2, 2015. In addition, because Mr. Stolzman is no longer an executive officer, the number of shares indicated in the table above with respect to the beneficial ownership of all directors and executive officers as a group do not include any shares beneficially owned by Mr. Stolzman.

(14)

This information is based solely on information reported on a Schedule 13G filed on February 14, 2014 on behalf of Andreessen Horowitz Fund III, L.P. (“AH Fund”), AH Parallel Fund III, L.P. (“AH Parallel”) and their respective affiliates. According to the report, AH Equity Partners III, L.L.C. has sole voting and dispositive power with respect to 2,406,590 shares of Class B common stock and AH Equity Partners III (Parallel), L.L.C. has sole voting and dispositive power with respect to 5,060,942 shares of Class B common stock. AH Equity

26.

Partners III, L.L.C. is the general partner of AH Fund and has sole voting and investment power over the securities held for itself and as nominee by AH Fund. The managing members of AH Equity Partners III, L.L.C. are Marc Andreessen and Ben Horowitz. AH Equity Partners III (Parallel), L.L.C. is the general partner of AH Parallel and has sole voting and investment power over the securities held for itself and as nominee by AH Parallel. The managing members of AH Equity Partners III (Parallel), L.L.C. are Marc Andreessen and Ben Horowitz. The address for these reporting persons is 2865 Sand Hill Road, Suite 101, Menlo Park, California 94025.

(15)

This information is based solely on information reported on a Schedule 13G filed on February 13, 2015 on behalf of FMR LLC and its affiliates. According to the report, FMR LLC has sole voting power with respect to 14,837 shares of Class A common stock and sole dispositive power with respect to 8,568,169 shares of Class A common stock. The address for this reporting person is 245 Summer Street, Boston, Massachusetts 02210.

(16)

This information is based solely on information reported on a Schedule 13G filed on February 10, 2015 on behalf of T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. According to the report, T. Rowe Price Associates, Inc. has sole voting power with respect to 1,543,020 shares and sole dispositive power with respect to 6,826,902 shares. T. Rowe Price New Horizons Fund, Inc. has sole voting power with respect to 5,203,382 shares and sole dispositive power with respect to zero shares. The address for these reporting persons is 100 E. Pratt Street, Baltimore, Maryland 21202.

(17)

This information is based solely on information reported on a Schedule 13G filed on February 13, 2015 on behalf of Capital World Investors. According to the report, Capital World Investors has sole voting and dispositive power with respect to 6,111,000 shares of Class A common stock. The address for this reporting person is 333 South Hope Street, Los Angeles, California 90071.

(18)

This information is based solely on information reported on a Form 4 filed on February 4, 2015 on behalf of Maveron Equity Partners IV, L.P. (“Maveron Equity Partners”), Maveron IV Entrepreneurs’ Fund, L.P. (“Maveron Entrepreneurs’ Fund”), MEP Associates IV, L.P. (“MEP Associates”) and Maveron General Partner IV LLC (“Maveron General Partner”). According to the form, 5,713,079 shares of Class A common stock are held by Maveron Equity Partners, Maveron Entrepreneurs’ Fund and MEP Associates. Maveron General Partner, the general partner of Maveron Equity Partners, Maveron Entrepreneurs’ Fund and MEP Associates, has sole voting and investment power with respect to the shares held by Maveron Equity Partners, Maveron Entrepreneurs’ Fund and MEP Associates. The managing members of Maveron General Partner are Dan Levitan, Clayton Lewis, Pete McCormick and Jason Stoffer. The address for each of these entities is 411 First Avenue South, Suite 600, Seattle, Washington 98104.

(19)

This information is based solely on information reported on a Schedule 13G filed on February 12, 2015 on behalf of Morgan Stanley and Morgan Stanley Investment Management Inc. According to the report, Morgan Stanley has sole voting power with respect to 4,666,379 shares of Class A common stock and shared dispositive power with respect to 4,731,952 shares of Class A common stock. Morgan Stanley Investment Management Inc. has sole voting power with respect to 4,666,379 shares of Class A common stock and shared dispositive power with respect to 4,731,952 shares of Class A common stock. The address for these reporting persons is 1585 Broadway, New York, New York 10036.

(20)

This information is based solely on information reported on a Schedule 13G filed on February 17, 2015 on behalf of Maverick Capital, Ltd. and its affiliates. According to the report, Maverick Capital, Ltd. and its affiliates each have sole voting and dispositive power with respect to 3,399,491 shares of Class A common stock. The address for this reporting person is 300 Crescent Court, 18th Floor, Dallas, Texas 75201.

27.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 28, 2014, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that a Form 4 for each of David Atchison and Lori Twomey reporting the grant of stock options were filed one day late in February 2014.

28.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of April 2, 2015. Biographical information with regard to Mr. Cavens and Mr. Vadon is presented under the heading “Proposal No. 1—Election of Directors” in this Proxy Statement.

Name	Age	Position(s)
Tad Larsen	52	Vice President of Accounting (Principal Financial and Accounting Officer)
Lori Twomey	53	Chief Merchant
Luke Friang	44	Chief Information Officer
Bob Spieth	52	Chief Operating Officer
David Atchison	35	Senior Vice President, Marketing

Tad Larsen has served as our Vice President of Accounting since January 2014. Mr. Larsen has also served as our principal financial and accounting officer since February 2015. From December 2012 through December 2013, Mr. Larsen served as the Chief Accounting Officer at Outerwall Inc., a provider of automated retail solutions. From December 2010 to December 2012, Mr. Larsen served as the Corporate Controller of Outerwall. From March 2009 to December 2010, Mr. Larsen served as Division Controller, Americas for Terex Corporation’s Aerial Work Platform Division, a manufacturer of aerial work platform and lifts. Previously, he served in various roles at Brunswick Corporation in their boat segment, most recently in the Global Boat Operations as Vice President of Finance. Mr. Larsen holds a B.A. in Accounting from the University of Washington.

Lori Twomey has served as our Chief Merchant since October 2010 and prior to that had served as our Vice President, Merchandising since November 2009. From April 2007 to March 2009, Ms. Twomey held various roles at Charming Shoppes, Inc., a specialty apparel retailer, including serving as President of the Charming Direct division from September 2008 to March 2009 and President of the Crosstown Traders division from April 2007 to September 2008, where she launched the Lane Bryant Woman catalog. From 1991 to 2007, Ms. Twomey held various roles at Eddie Bauer Holdings Inc., a holding company that operates the Eddie Bauer clothing store chain, most recently serving as General Merchandise Manager of direct-to-consumer sales from 2000 to 2007. Ms. Twomey received her fashion retail and business certificate in fashion merchandising from Renton Technical College.

Luke Friang has served as our Chief Information Officer since February 2011. From 2006 to January 2011, Mr. Friang served as Vice President and Chief Information Officer at drugstore.com, inc., an online retailer of health and beauty products, which was acquired by Walgreens Co., a drugstore chain, in 2011. From 2001 to 2006, Mr. Friang served as Senior Director of e-Commerce Technologies at Costco Wholesale Corporation, a membership warehouse retailer. From 1997 to 2001, Mr. Friang served in a variety of roles at Spiegel, Inc., a retailer and direct marketer of apparel, and its associated companies, including Eddie Bauer, Inc., an apparel retailer, and The Spiegel Catalog, a catalog and online retailer of clothing and home products. At Eddie Bauer, Mr. Friang served as Director of Internet Technologies and was responsible for the development of www.eddiebauer.com in 1999 and 2000. Mr. Friang studied business administration, computer sciences and internet technology at Edmonds Junior College and North Seattle Community College. Mr. Friang served on the board of directors for the Washington Technology Industry Association from January 2010 to December 2011.

Bob Spieth has served as our Chief Operating Officer since February 2013. From 1999 to 2013, Mr. Spieth held various positions at Ozburn-Hessey Logistics, LLC, a third party logistics company, including serving as President of the Contract Logistics division from 2006 to 2013, serving as Chief Information Officer from 2003 to 2006 and serving as Senior Vice President of Operations from 1999 to 2003. Mr. Spieth holds an A.B. in Physics from Princeton University and an M.B.A. from Harvard Business School.

David Atchison has served as our Senior Vice President, Marketing since June 2013 and prior to that had served as our Vice President, Marketing since January 2010. From July 2008 to January 2010, Mr. Atchison served as Director of Marketing and Analytics at RedEnvelope, Inc., an online provider of high quality gifts and a division of Provide Commerce. From 2005 to 2008, Mr. Atchison served as Director of Analytics at ProFlowers, Inc., an online florist and also a division of Provide Commerce. Mr. Atchison holds a B.S.E. in Operations Research and Financial Engineering from Princeton University.

29.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This section explains our executive compensation philosophy, objectives, and design; our compensation-setting process; our executive compensation program components; and the decisions made in the fiscal year ended December 28, 2014 (which we refer to as “2014” in this section) with respect to the compensation of each of our named executive officers. Our named executive officers for 2014 and their respective positions were as follows:

•	Darrell Cavens, President and Chief Executive Officer;

•	Marc Stolzman, Chief Financial Officer;

•	David Atchison, Senior Vice President, Marketing;

•	Luke Friang, Chief Information Officer; and

•	Lori Twomey, Chief Merchant.

Effective February 13, 2015, Marc Stolzman ceased to be the Chief Financial Officer, and Tad Larsen, Vice President of Accounting, was appointed interim principal financial officer of the Company.

Collectively, Darrell Cavens, David Atchison, Luke Friang, Lori Twomey, and our former chief financial officer, Marc Stolzman, are our “named executive officers.”

Executive Compensation Philosophy, Objectives and Design

We face significant competition to our business from both online and offline retailers. We believe that the success of our Company, like many retail companies, depends a great deal on our ability to attract and retain talented employees who have the skills and experience to help us manage and expand our business. As such, our compensation programs for our named executive officers are built to support the following objectives:

•	attract and retain talented executives whose skills and experience enable them to contribute to the long-term success of the Company;

•	ensure each of our named executive officers receives compensation that encourages his or her long-term retention;

•	reward high levels of performance with commensurate levels of compensation; and

•	align the interests of our executives with those of our stockholders in the overall success of the Company by emphasizing long-term incentives.

Our executive compensation program continues to be heavily weighted towards equity, with cash compensation that is below market relative to executive compensation at our peer companies. We believe that equity compensation offers the best vehicle to focus our executive officers on the achievement of our long-term strategic and financial objectives, and to align our executive officers with the long-term interests of our stockholders.

Our executive officers typically receive a substantial initial equity award with service-based vesting conditions in connection with the commencement of their employment, as well additional equity awards with service-based vesting conditions based on, among other things, the size and vesting schedule of

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existing equity grants. We believe these equity awards represent a strong long-term retention tool and provide our executive officers with long-term equity incentives.

We also consider our named executive officer’s overall equity ownership in determining the appropriate compensation to ensure retention, high levels of performance and alignment of interests between our executives and stockholders.

We evaluate our executive compensation programs, including our mix of cash and equity compensation, on an annual basis or as circumstances require based on our business objectives and the competitive environment for talent. For the near future, we anticipate continuing our emphasis on long-term equity incentive compensation for our executive officers.

Compensation-Setting Process

Role of Our Compensation Committee. Our Compensation Committee is responsible for overseeing all aspects of our executive compensation programs, including executive salaries, payouts under our bonus plan and the size and structure of equity awards. Our Compensation Committee is responsible for reviewing and approving, or recommending to the Board for approval, the compensation and other terms of employment of our Chief Executive Officer and other executive officers.

Role of Our Board. Our Board considers and approves executive compensation only when our Compensation Committee makes recommendations to our Board regarding executive compensation and other terms of employment.

Role of Management. In setting compensation for 2014, our Chief Executive Officer and our Senior Vice President, Human Resources, worked closely with our Compensation Committee in managing our executive compensation program and attended meetings of our Compensation Committee. In addition, our General Counsel attended meetings of our Compensation Committee to answer questions and act as secretary. Our Chief Executive Officer made recommendations to our Compensation Committee regarding compensation for our executive officers other than for himself because of his daily involvement with our executive team. Our Compensation Committee also discussed the compensation and performance of our Chief Executive Officer with our Chairman. No executive officer participated directly in the final deliberations or determinations regarding his or her own compensation.

Our management team and Compensation Committee each play a role in evaluating and mitigating any risk that may exist relating to our compensation plans, practices and policies for all employees, including our named executive officers, as further described in “—Compensation Risk Assessment” below.

Role of Compensation Consultant. Our Compensation Committee has the authority to engage its own advisers to assist in carrying out its responsibilities. In 2014, our Compensation Committee engaged the services of Pearl Meyer & Partners LLC (“Pearl Meyer”), a national compensation consulting firm to advise the Compensation Committee regarding the amount and types of compensation that we provide to our executive officers and how our compensation practices compared to the compensation practices of other companies. Pearl Meyer reports directly to our Compensation Committee in all matters of executive compensation. Before engaging Pearl Meyer, our Compensation Committee took into consideration the following factors: (i) the provision of other services to our Company by Pearl Meyer; (ii) the amount of fees from our Company paid to Pearl Meyer as a percentage of the firm’s total revenue; (iii) Pearl Meyer’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Pearl Meyer or the individual compensation advisors employed by the firm with an executive officer of our Company; (v) any business or personal relationship of the individual compensation advisors with any member of our Compensation Committee; and (vi) any stock of our Company owned by the individual compensation advisors employed by the firm. Based on its review, our Compensation Committee believes that Pearl Meyer does not have any conflicts of interest in advising our Compensation Committee under applicable SEC or NASDAQ rules.

Use of Comparative Market Data. We aim to compensate our executive officers at levels that are commensurate with the compensation for executives in similar positions at a group of peer companies set

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forth below (which we refer to as our “Peer Group” in this section). Our Compensation Committee also considered its assessment of each executive officer’s performance and impact on the Company, the scope of responsibility of each executive officer, our current practice of maintaining minimal differentiation between the cash compensation of our executive officers, the unvested balances of equity awards for each executive officer and the overall equity ownership of each executive officer. In determining 2014 compensation, we did not use a formula for taking into account these different factors.

We analyze market data for executive compensation at least annually using the most relevant published survey sources, public filings and input as needed from an independent compensation consultant. Management and Pearl Meyer provided our Compensation Committee with both cash and equity compensation data for our Peer Group, which was selected from companies that meet the criteria listed below:

•	internet or apparel retail company; and

•	annual revenue between approximately $180 million and $3 billion.

Using this criteria as a baseline, our Compensation Committee approved the following companies for inclusion in our compensation Peer Group for 2014:

1-800-Flowers.com Inc.	HomeAway, Inc.	Shutterfly, Inc.

Blue Nile Inc.	Overstock.com Inc.	The Children’s Place, Inc.

Destination Maternity Corporation	PetMed Express, Inc.	TripAdvisor Inc.

Groupon, Inc.	RetailMeNot, Inc.

In the fourth quarter of 2014, our Compensation Committee reviewed our executive compensation against this Peer Group to help us determine whether our executive officer compensation is competitive and sufficient to recruit and retain our executive officers. Pearl Meyer provided our Compensation Committee with total cash compensation data (base salaries and actual and target cash bonus awards) and total compensation data (total cash compensation and equity compensation) at various percentiles. In addition to the Peer Group data, our market analysis also considered the 2013 Mercer U.S. Retail Compensation and Benefits Survey and the 2013 Radford Global Technology Survey. However, while our Compensation Committee considered this data in determining executive officer compensation, we did not seek to benchmark our executive compensation to any particular level. The total compensation for our named executive officers was not determined based on any pre-set “target” percentile of market. Rather, we sought to compensate our named executive officers at a level which would allow us to successfully recruit and retain the best possible talent for our executive team. We relied heavily on the knowledge and experience of our Compensation Committee and management in determining the appropriate compensation levels for our named executive officers. Overall, based on Pearl Meyer’s analysis of our Peer Group, base salaries, target bonuses and total cash compensation for each of our named executive officers were below the 25th percentile of our Peer Group. Our actual incentive bonuses were below the 25th percentile for each of our named executive officers, other than our Chief Information Officer and Chief Merchant, whose actual bonuses were between the 25th and 50th percentile of our Peer Group. When equity compensation was factored in, total compensation for each of our named executive officers, other than our Chief Executive Officer, fell below the 50th percentile of our Peer Group. Total compensation for our Chief Executive Officer was between the 50th and 75th percentile of our Peer Group.

Our Compensation Committee expects to periodically review and update this Peer Group and the underlying criteria as our business and market environment continue to evolve.

Elements of Executive Compensation

Our executive officer compensation generally includes:

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•	base salary;

•	performance-based cash incentives; and

•	equity-based compensation in the form of stock options and RSUs.

We expect to continue to emphasize equity awards because of the direct link that equity compensation provides between stockholder interests and the interests of our executive officers, thereby motivating our executive officers to focus on increasing the Company’s value over the long term.

Base Salary. Our Compensation Committee believes base salaries are a necessary element of compensation in order to attract and retain highly qualified executive officers. Historically, our executive officers have received base salaries within a very narrow range (as compared to one another) that was established when we were a smaller company. As we have grown, we have gradually increased base salaries for our executive officers with the goal of bringing salaries closer to market over time. In 2014, we continued to pay our named executive officers base salaries that were below market relative to our Peer Group, both to retain the ethos of a start-up company and because of our emphasis on equity-based compensation.

Our Compensation Committee reviews base salaries for our executive officers at least annually and may adjust them from time to time, if needed, to reflect changes in market conditions or other factors. In the first quarter of 2014, our Compensation Committee reviewed the base salaries of all named executive officers other than our Chief Executive Officer. Our Compensation Committee discussed the performance of these executives with our Chief Executive Officer and reviewed broad-based third-party survey data in order to obtain a general understanding of current compensation practices. Our Compensation Committee also considered the named executive officers’ outstanding equity awards and overall equity ownership. As a result of this review, our Compensation Committee decided to increase the base salaries of David Atchison, our Senior Vice President, Marketing, and Lori Twomey, our Chief Merchant, in recognition of their unique contributions to the marketing and merchandising efforts of the Company and in order to further our objective of retaining the best possible talent for our executive team. Accordingly, our Compensation Committee increased the base salary of each of Mr. Atchison and Ms. Twomey by $55,000 to $275,000.

In the fourth quarter of 2014, following its review of the Pearl Meyer compensation information described under “—Use of Comparative Market Data” above, our Compensation Committee reviewed the base salary of our named executive officers. As a result of this review, our Compensation Committee decided to recommend to the whole Board an increase to the base salary of Luke Friang, our Chief Information Officer, by $25,000 to $275,000, in recognition of his leadership, innovation in systems across the Company and his contribution to Company growth and in order to encourage retention. Our Board subsequently approved this salary increase.

Following these 2014 salary increases to each of Mr. Atchison, Mr. Friang and Ms. Twomey, as noted above, these named executive officer salaries were still below the 25th percentile of the salaries provided by our Peer Group companies for executives in similar positions and below the 50th percentile of total compensation of our Peer Group companies for executives in similar positions.

Cash Bonuses. Our 2014 Executive Incentive Program (the “2014 EIP”) provides variable cash incentives, payable semi-annually, that are designed to motivate, retain and reward executive officers with cash bonuses for achieving certain corporate and individual performance objectives. All of our executive officers, except Mark Vadon, participated in the 2014 EIP in 2014.

For 2014, there were two six-month performance periods under our 2014 EIP, which we refer to as First Half 2014 and Second Half 2014. For each performance period in 2014, our Compensation Committee reviewed performance based on a set of corporate and individual performance objectives in order to focus our executive officers on key areas of performance for the relevant period. The First Half 2014 and Second Half 2014 performance objectives reflect operational and non-operational objectives established by our Compensation Committee, in consultation with our Chief Executive Officer. Our Compensation Committee has complete discretion to determine the level of bonus payout for each performance period.

33.

For the First Half 2014, our Compensation Committee evaluated five different corporate performance objectives relating to: (1) revenue and EBITDA achievement; (2) improvement of customer experience; (3) engagement of vendors; (4) improvement of efficiency in the variable cost parts of the business; and (5) operational execution and stability. Although our Compensation Committee had originally intended to weight the five listed corporate goals at 30%, 20%, 20%, 20% and 10%, respectively; due to a rapidly changing business environment and the Company’s need to adapt quickly, our Compensation Committee retained (and exercised) discretion in determining the actual weighting to be applied to each of the goals. Further, our Compensation Committee retained (and exercised) the discretion (A) to apply a different weighting for these goals to some individuals than to others, (B) to apply a weighting to the achievement of certain corporate performance measures not originally listed and communicated as a corporate goal, and (C) to modify the corporate goals throughout the performance period as circumstances dictated. Thus, the achievement of each of the above-listed corporate goals involved our Compensation Committee’s qualitative assessment of corporate performance and further involved our Compensation Committee’s discretion applying the appropriate weighting of the corporate goals, taking into account our delivery of results in each of these listed areas as well as our overall business achievements.

For the Second Half 2014, our Compensation Committee evaluated five different corporate performance objectives relating to: (1) growth and profitability; (2) product offering and pricing; (3) operational execution and customer order experience; (4) management skills and employee engagement; and (5) future opportunities and longer term platform capabilities. Although our Compensation Committee had originally intended to weight the five listed corporate goals at 30%, 20%, 20%, 20% and 10%, respectively; due to a rapidly changing business environment and the Company’s need to adapt quickly, our Compensation Committee retained (and exercised) discretion in determining the actual weighting to be applied to each of the goals. Further, our Compensation Committee retained (and exercised) the discretion (A) to apply a different weighting for these goals to some individuals than to others, (B) to apply a weighting to the achievement of certain corporate performance measures not originally listed and communicated as a corporate goal, and (C) to modify the corporate goals throughout the performance period as circumstances dictated. Thus, the achievement of each of the above-listed corporate goals involved our Compensation Committee’s qualitative assessment of corporate performance and further involved our Compensation Committee’s discretion applying the appropriate weighting of the corporate goals, taking into account our delivery of results in each of these listed areas as well as our overall business achievements.

In addition to evaluating corporate performance objectives, our Compensation Committee evaluated individual performance in determining the appropriate bonus for selected employees. Individual performance assessments for each executive officer were determined at the discretion of our Compensation Committee in close consultation with our Chief Executive Officer (except when his own performance assessment was being determined). The Chief Executive Officer’s executive officer performance assessment recommendations were based on an overall subjective assessment of each executive officer’s performance and no single factor was determinative in setting bonus levels, nor was the impact of any individual factor on the bonus quantifiable. We operate in a rapidly evolving and highly competitive industry and we set a high bar for performance expectations for each one of our executive officers. Our Compensation Committee evaluates our executive officers based on their overall performance, impact and results, as well as their demonstration of strong leadership, long-term vision, effective execution and management capabilities.

For the First Half 2014 and Second Half 2014, bonus targets for each named executive officer, except our Chief Executive Officer, were 30% of base salary for the period, while our Chief Executive Officer’s bonus target was 40% of base salary for the period. Darrell Cavens, our Chief Executive Officer, received a First Half 2014 bonus award of $50,000 based on his leadership of the Company as well as his execution on key business priorities and contribution to continued Company growth. Mr. Cavens received a Second Half 2014 bonus award of $25,000 based on his continued leadership of the Company and strategic guidance as the Company invested in operational infrastructure to support growth through 2015. Marc Stolzman, our former Chief Financial Officer, received a First Half 2014 bonus award of $35,000 based on his leadership of the finance team, but Mr. Stolzman did not receive a Second Half 2014 bonus award. Mr. Stolzman ceased to serve as Chief Financial Officer effective February 13, 2015. David Atchison, our Senior Vice President, Marketing, received a First Half 2014 bonus award of $42,350 based on his contribution to customer engagement and growth of the active customer base, as well as his strategic

34.

guidance regarding Company brand and marketing initiatives. Mr. Atchison received a Second Half 2014 bonus award of $20,625 based on his leadership, expansion of marketing channels, and contributions to revenue growth. Luke Friang, our Chief Information Officer, received a First Half 2014 bonus award of $37,500 based on his leadership and growth of the technology team, and his contributions to improving the customer experience across platforms and internationally. Mr. Friang received a Second Half 2014 bonus award of $29,063 based on his leadership, innovation in systems across the Company and his contribution to Company growth. Lori Twomey, our Chief Merchant, received a First Half 2014 bonus award of $42,350 based on her leadership of a large merchant team, category expansion and revenue growth. Ms. Twomey received a Second Half 2014 bonus award of $30,938 based on her leadership of the merchant team, her contribution to sourcing new vendors and the enhancement of the daily customer experience.

Under the 2014 EIP, a named executive officer’s potential bonus award for each period may not exceed 200% of the named executive officer’s target bonus. Our named executive officer target bonuses and target total cash compensation were below the 25th percentile of those provided by our Peer Group companies for executives in similar positions. Our actual incentive bonuses were below the 25th percentile for each of our named executive officers, other than our Chief Information Officer and Chief Merchant, whose actual bonuses were between the 25th and 50th percentile of our Peer Group companies for executives in similar positions. For more information relating to the bonuses paid to our named executive officers, see “—Summary Compensation Table” below.

Equity Compensation. Most of our executive officers’ compensation is delivered through equity awards. We use equity compensation to align our executive officers’ financial interests with those of our stockholders, and to retain them for the long term. In addition to the initial equity grant that our executive officers receive when they are hired, our Compensation Committee typically grants our executive officers additional equity awards on a periodic, discretionary basis taking into account the following factors:

•	delivering equity values that are highly competitive when compared against those our Peer Group would grant to executives with similar responsibility;

•

each executive officer’s individual performance assessment, the results and contributions delivered during the period preceding the potential grant, as well as the anticipated potential future impact of each individual executive;

•	the size and vesting schedule of existing equity grants and the executive officer’s overall equity ownership in order to maximize the long-term retention power of all additional grants;

•

the size of each executive officer’s total cash compensation (base salary plus cash bonus awards at target), which is generally lower than the cash compensation for executives with similar responsibilities in our Peer Group.

Based on the foregoing factors, in 2014, our Compensation Committee awarded each of our executive officers, other than our Chief Financial Officer and Chief Executive Officer, an equity grant with a specific “initial equity value” based on an estimated total value for each grant. Our Compensation Committee applied discretion in determining the specific individual equity values.

In the first quarter of 2014, in connection with our Compensation Committee’s review of our named executive officers’ compensation (excluding the Chief Executive Officer’s compensation) as described under “—Base Salary” above, our Compensation Committee decided to grant additional stock options to each of Mr. Atchison and Ms. Twomey, in recognition of their unique contributions to the Company and a desire to retain the best possible talent for our executive team. In the fourth quarter of 2014, Pearl Meyer indicated that our Compensation Committee could consider additional equity awards to Mr. Friang and Ms. Twomey to encourage retention after considering outstanding equity awards and market practice. Our Compensation Committee considered the stock option grant that had been made to Ms. Twomey earlier in the year and her overall equity ownership in the Company. As a result, our Compensation Committee recommended that our Board only grant options and RSUs to Mr. Friang at that time. Our Board subsequently approved the grant of options and RSUs to Mr. Friang. For more information relating to these grants, see “—Grants of Plan-Based Awards Table” below.

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During the fourth quarter of 2014, Mr. Friang was our first executive officer to receive an equity award that included stock options and RSUs, and reflected a graduated, five year vesting schedule. We decided to adopt a graduated, five-year vesting schedule to replace the prior four-year vesting schedule in order to incent and retain eligible employees receiving grants over an extended period of time. In addition, we believe that the modified vesting schedule is more consistent with some of the companies with whom we compete for hiring and retaining talent. Our Compensation Committee agrees with this rationale. Our Compensation Committee also determined that many companies with whom we compete for hiring and retaining talent were increasingly granting full value awards such as RSUs and, therefore, at this time, RSUs should be part of total compensation in order to attract and retain highly qualified executives. In this regard, while both stock options and RSUs enable our executive officers to benefit, like stockholders, from any increases in the value of our stock, stock options deliver future value only if the value of our stock increases above the exercise price. In contrast, RSUs deliver fully paid shares of our stock upon vesting, so they retain some value even if our stock price declines, stays flat or only increases marginally after the RSUs are granted. Each RSU represents a right to receive one share of our common stock following vesting.

Other Compensation. We have not generally entered into agreements with our executive officers that provide for severance payments. However, pursuant to his offer letter, we did agree to pay Marc Stolzman severance equal to 12 months of his base salary in the case of his termination without cause, as described below in “—Offer Letters.” Our Compensation Committee will continue to monitor severance benefits of peer companies and may consider providing severance benefits in the future as a way to attract and retain executive officers.

Compensation Governance

Our Compensation Committee seeks to ensure sound executive compensation practices to adhere to our pay-for-performance philosophy while appropriately managing risk and aligning our compensation programs with long-term stockholder interests. The following practices were in effect during 2014:

•

our Compensation Committee conducts an annual review and approval of our compensation strategy with assistance as needed from an independent compensation consultant, including a review of our compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on our Company;

•	our Compensation Committee retains discretion on bonus payouts to enable it to respond to unforeseen events and adjust bonus payouts as appropriate; and

•

our compensation philosophy is designed to align our executive compensation with long-term stockholder interests by incenting executives with equity grants that are focused on the Company’s success over the long term.

162(m) Tax Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount that we may deduct from our federal income taxes for remuneration paid to our named executive officers (other than our Chief Financial Officer) to $1 million dollars per executive officer per year, unless certain requirements are met. Section 162(m) provides an exception from this deduction limitation for certain forms of “performance-based compensation,” as well as for the gain recognized by covered executive officers upon the exercise of qualifying compensatory stock options. In addition, “grandfather” provisions may apply to certain compensation arrangements that were entered into by a corporation before it was publicly held. While our Compensation Committee is mindful of the benefit to us of the full deductibility of compensation, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, our Compensation Committee has not adopted a policy that requires that all compensation be deductible. Our Compensation Committee intends to continue to compensate our executive officers in a manner consistent with the best interests of our Company and our stockholders.

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Compensation Risk Assessment

Our management team and Compensation Committee each play a role in evaluating and mitigating any risk that may exist relating to our compensation plans, practices and policies for all employees, including our named executive officers. In February 2014, our management assessed our compensation plans and practices and concluded that our compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company. Our Compensation Committee agreed with this conclusion. The objective of the assessment was to identify any compensation plans or practices that may encourage employees to take unnecessary risk that could threaten the Company. No such plans or practices were identified. The risk assessment process included, among other things, a review of our cash and equity incentive-based compensation plans to ensure that they are aligned with our Company performance goals and the overall compensation to ensure an appropriate balance between fixed and variable pay components and between short- and long-term incentives.

COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained in this Proxy Statement. Based on such review and discussion, our Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the year ended December 28, 2014.

Mr. Spencer Rascoff (Chair) Mr. John Geschke

(1)

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SUMMARY COMPENSATION TABLE

The following table sets forth all of the compensation awarded to, earned by or paid to our named executive officers during the fiscal years ended December 28, 2014, December 29, 2013 and December 30, 2012.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Darrell Cavens	2014	249,349		75,000	(4)	—	—	—	324,349
President and Chief	2013	249,349		100,000	(5)	—	26,960,886	—	27,310,235
Executive Officer	2012	248,655		40,000	(6)	—	—	—	288,655
Marc Stolzman	2014	299,219		35,000	(4)	—	—	2,600	336,819
Former Chief Financial	2013	299,219		67,500	(5)	—	—	—	366,719
Officer	2012	86,719	(7)	150,000	(8)	—	3,040,229	—	3,276,948
David Atchison(9)	2014	264,831		62,975	(4)	—	2,067,260	3,839	2,398,905
Senior Vice President, Marketing
Luke Friang(9)	2014	253,320		66,563	(4)	509,320	562,632	2,625	1,394,460
Chief Information Officer
Lori Twomey	2014	264,831		73,288	(4)	—	2,067,260	4,972	2,410,351
Chief Merchant	2013	219,427		71,500	(5)	—	—	—	290,927
	2012	218,816		30,000	(6)	—	525,548	—	774,364

(1)

The amounts in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts represent the aggregate full grant date fair value of RSUs granted during the relevant year in accordance with FASB ASC Topic 718 with no estimate for future forfeitures, which value is based on the closing price of our common stock on the date of grant. Please see “Executive Compensation—Compensation Discussion

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and Analysis” and “Grants of Plan-Based Awards” for more information regarding the RSUs we granted to our named executive officers.
(2)

The amounts in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts represent the aggregate full grant date fair value of stock options granted during the relevant year in accordance with FASB ASC Topic 718 with no estimate for future forfeitures. For information regarding the assumptions used in calculating these amounts, see Note 8 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 28, 2014. Our named executive officers will only realize compensation to the extent the trading price of our Class A common stock is greater than the exercise price of such stock options.

(3)	The amounts in this column consist of Company matching contributions to our 401(k) plan.
(4)

The amounts reflect performance-based cash bonuses earned in 2014 under our 2014 EIP. The 2014 performance bonuses were based on the Compensation Committee’s discretionary evaluation of certain corporate and individual performance objectives. Each of our named executive officers, except Mr. Cavens, was eligible for a target bonus of 30% of base salary. Mr. Cavens was eligible for a target bonus of 40% of base salary. Please see “Executive Compensation—Compensation Discussion and Analysis” for more information regarding the 2014 performance bonuses we paid to our named executive officers.

(5)

The amounts reflect performance-based cash bonuses earned in 2013 under our 2013 Executive Incentive Program. The 2013 performance bonuses were based on the Compensation Committee’s discretionary evaluation of certain corporate and individual performance objectives. Each of our named executive officers, except Mr. Cavens, was eligible for a target bonus of 30% of base salary. Mr. Cavens was eligible for a target bonus of 40% of base salary.

(6)	The amounts reflect annual performance-based cash bonuses earned in 2012 but paid in 2013.
(7)	Mr. Stolzman joined us in September 2012, and the amount reflects a partial year of service.
(8)	The amount represents (a) a $125,000 signing bonus and (b) a $25,000 annual performance-based cash bonus earned in 2012 but paid in 2013.
(9)	Because neither Mr. Atchison nor Mr. Friang were a named executive officer in 2013 or 2012, SEC rules do not require their compensation for those years to be reported.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth each equity award granted to our named executive officers during the fiscal year ended December 28, 2014.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Darrell Cavens	N/A	—	—	—	—
Marc Stolzman	N/A	—	—	—	—
David Atchison
Discretionary Stock Option Award(1)	2/20/2014	—	100,000(2)	41.86	2,067,260(3)
Luke Friang
Discretionary Stock Option Award(1)	10/31/2014	—	28,000(4)	36.38	562,632(3)
Discretionary RSU Award(5)	10/31/2014	14,000(6)	—	—	509,320(7)
Lori Twomey
Discretionary Stock Option Award(1)	2/20/2014	—	100,000(2)	41.86	2,067,260(3)

(1)	Discretionary stock options were granted under our 2013 Equity Plan.
(2)

Subject to continued service with us through each vesting date, the shares subject to the stock option vest over a four-year period as follows: 25% of the shares underlying the option vest on the one-year anniversary of the vesting commencement date (which is the same as the grant date) and thereafter 1/48th of the shares vest each month.

(3)

The amount does not reflect a dollar amount actually received by the named executive officer. Instead, this amount represents the aggregate full grant date fair value of stock options granted in accordance with FASB ASC Topic 718 with no estimate for future forfeitures. For information regarding the assumptions used in calculating this amount, see Note 8 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 28, 2014. The named executive officer will only realize compensation to the extent the trading price of our Class A common stock is greater than the exercise price of such stock options.

(4)

Subject to continued service with us through each vesting date, the shares subject to the stock option vest over a five-year period as follows: 10% of the shares will vest on the 12 month anniversary of the vesting commencement

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date (which is the same as the grant date); 7.5% of the shares will vest on the 18 month anniversary of the vesting commencement date; 7.5% of the shares will vest on the 24 month anniversary of the vesting commencement date; 10% of the shares will vest on the 30 month anniversary of the vesting commencement date; 10% of the shares will vest on the 36 month anniversary of the vesting commencement date; 12.5% of the shares will vest on the 42 month anniversary of the vesting commencement date; 12.5% of the shares will vest on the 48 month anniversary of the vesting commencement date; 15% of the shares will vest on the 54 month anniversary of the vesting commencement date; and 15% of the shares will vest on the 60 month anniversary of the vesting commencement date.

(5)	Discretionary RSUs were granted under our 2013 Equity Plan.
(6)

Subject to continued service with us through each vesting date, the RSUs vest over a five-year period as follows: 10% of the RSUs will vest on the 12 month anniversary of the vesting commencement date (which is the same as the grant date); 7.5% of the RSUs will vest on the 18 month anniversary of the vesting commencement date; 7.5% of the RSUs will vest on the 24 month anniversary of the vesting commencement date; 10% of the RSUs will vest on the 30 month anniversary of the vesting commencement date; 10% of the RSUs will vest on the 36 month anniversary of the vesting commencement date; 12.5% of the RSUs will vest on the 42 month anniversary of the vesting commencement date; 12.5% of the RSUs will vest on the 48 month anniversary of the vesting commencement date; 15% of the RSUs will vest on the 54 month anniversary of the vesting commencement date; and 15% of the RSUs will vest on the 60 month anniversary of the vesting commencement date. Each RSU represents a contingent right to receive one share of our Class A common stock.

(7)

The amount does not reflect a dollar amount actually received by the named executive officer. Instead, the amount represents the aggregate full grant date fair value of the RSUs granted in accordance with FASB ASC Topic 718 with no estimate for future forfeitures, which value is based on the closing price of $36.38 per share for our Class A common stock as reported on the NASDAQ Global Select Market on October 31, 2014. Please see “Executive Compensation—Compensation Discussion and Analysis” for more information regarding the RSUs we granted to our named executive officers in 2014.

OFFER LETTERS

Except as described below, we have entered into an offer letter agreement with each of our named executive officers that has no specific term and constitutes an at-will employment arrangement.

We entered into an offer letter agreement with Marc Stolzman, our former Chief Financial Officer, dated August 16, 2012. The offer letter had no specific term and constituted an at-will employment arrangement. Mr. Stolzman received a $125,000 signing bonus, which he would have been required to repay to the Company if he had resigned prior to the first anniversary of his employment with the Company. In connection with his employment, Mr. Stolzman was granted an option to purchase 723,110 shares of our Class B common stock at an exercise price of $7.48 per share. Under the offer letter, Mr. Stolzman was eligible for accelerated vesting of this option grant in full in connection with a change in control and termination of employment without cause or for good reason in connection with such change in control or within 12 months after such change in control. The offer letter further provided that if Mr. Stolzman was terminated without cause, provided his timely execution of a general release of claims in our favor, he would have continued to receive his base salary for a period of 12 months following his termination date. Mr. Stolzman ceased to be the Chief Financial Officer in February 2015.

RULE 10B5-1 SALES PLANS

Certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan in specified circumstances.

2014 EXECUTIVE INCENTIVE PROGRAM

Our 2014 EIP provides variable cash incentives, payable semi-annually, that are designed to motivate, retain and reward our executive officers with cash bonuses for achieving certain corporate and individual performance objectives. All of our executive officers, except our Chairman, participated in the 2014 EIP in 2014. The 2014 EIP is discussed in greater detail under the heading “Compensation Discussion and Analysis” above.

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POTENTIAL PAYMENTS AND ACCELERATION OF EQUITY UPON TERMINATION OR TERMINATION IN CONNECTION WITH A CHANGE IN CONTROL

The section below describes the payments that we would have made to our named executive officers in connection with certain terminations of employment or certain corporate transactions like a change in control, if such events had occurred on December 28, 2014. Other than Mr. Stolzman, none of our executive officers is entitled to any payments in connection with termination of employment.

Marc Stolzman

Under the stock option agreement for the option to purchase 723,110 shares of Class B common stock granted on November 6, 2012, Mr. Stolzman was entitled to acceleration of vesting of all of the remaining unvested shares upon a change in control, if Mr. Stolzman would have been terminated without cause or resigned for good reason in connection with such change in control or within 12 months after such change in control. Under his offer letter, if Mr. Stolzman was terminated without cause, including in connection with a change in control, provided his timely execution of a general release of claims in our favor, he would have continued to receive his base salary for a period of 12 months following his termination date.

If Mr. Stolzman had been terminated as of December 28, 2014 without cause not in connection with or more than 12 months after a change in control, he would have been entitled to continuation of base salary of $300,000. If Mr. Stolzman had been terminated as of December 28, 2014 without cause in connection with or within 12 months after a change in control, he would have been entitled to continuation of base salary of $300,000 and acceleration of stock options valued at $5,474,558. If Mr. Stolzman had resigned for good reason as of December 28, 2014 in connection with or within 12 months after a change in control, he would have been entitled to acceleration of stock options valued at $5,474,558. The value of stock option vesting acceleration is based on the closing stock price of $23.28 per share for our common stock as reported on the NASDAQ Global Select Market on December 26, 2014, the last trading day before December 28, 2014, with respect to in-the-money unvested stock option shares, minus the exercise price of the unvested option shares.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding outstanding equity awards held by each of our named executive officers as of December 28, 2014.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Darrell Cavens	3,946,172(1)(2)	—	10.28	5/15/2023	—	—
Marc Stolzman	312,819	346,491(3)(4)	7.48	11/5/2022	—	—
David Atchison	125,000(2)(3)	—	0.728	6/26/2021	—	—
	52,083	47,917(3)	7.48	11/5/2022	—	—
	—	100,000(3)	41.86	2/19/2024	—	—
Luke Friang	856,249(2)(3)	—	0.312	2/23/2021	—	—
	39,062	35,938(3)	7.48	11/5/2022	—	—
	—	28,000(5)	36.38	10/30/2024	—	—
	—	—	—	—	14,000(6)	509,320(7)
Lori Twomey	122,969(2)(3)	—	0.028	3/10/2020	—	—
	93,750(2)(3)	—	0.728	6/26/2021	—	—
	65,104	59,896(3)	7.48	11/5/2022	—	—
	—	100,000(3)	41.86	2/19/2024	—	—

(1)

The shares subject to the stock option are divided into five equal sub-grants. Each of the sub-grants has a term of four years and vests in 48 monthly installments commencing on the following dates: May 16, 2013 (first sub-grant), May 16, 2014 (second sub-grant), May 16, 2015 (third sub-grant), May 16, 2016 (fourth sub-grant), and

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May 16, 2017 (fifth sub-grant). Vesting of each sub-grant shall continue for so long as the recipient of the option provides continued service to us through each vesting date.
(2)	This option is early exercisable and to the extent any of such shares are unvested as of a given date, such shares will remain subject to a right of repurchase by us.
(3)

Subject to continued service with us through each vesting date, the shares subject to the stock option vest over a four-year period as follows: 25% of the shares underlying the option vest on the one-year anniversary of the vesting commencement date (which is the same as the grant date) and thereafter 1/48th of the shares vest each month.

(4)

This option is subject to accelerated vesting upon a qualifying termination of his employment with us following a change in control, as described under “—Potential Payments and Acceleration of Equity upon Termination or Termination in Connection with a Change in Control.”

(5)

Subject to continued service with us through each vesting date, the shares subject to the stock option vest over a five-year period as follows: 10% of the shares will vest on the 12 month anniversary of the vesting commencement date (which is the same as the grant date); 7.5% of the shares will vest on the 18 month anniversary of the vesting commencement date; 7.5% of the shares will vest on the 24 month anniversary of the vesting commencement date; 10% of the shares will vest on the 30 month anniversary of the vesting commencement date; 10% of the shares will vest on the 36 month anniversary of the vesting commencement date; 12.5% of the shares will vest on the 42 month anniversary of the vesting commencement date; 12.5% of the shares will vest on the 48 month anniversary of the vesting commencement date; 15% of the shares will vest on the 54 month anniversary of the vesting commencement date; and 15% of the shares will vest on the 60 month anniversary of the vesting commencement date.

(6)

Subject to continued service with us through each vesting date, the RSUs vest over a five-year period as follows: 10% of the RSUs will vest on the 12 month anniversary of the vesting commencement date (which is the same as the grant date); 7.5% of the RSUs will vest on the 18 month anniversary of the vesting commencement date; 7.5% of the RSUs will vest on the 24 month anniversary of the vesting commencement date; 10% of the RSUs will vest on the 30 month anniversary of the vesting commencement date; 10% of the RSUs will vest on the 36 month anniversary of the vesting commencement date; 12.5% of the RSUs will vest on the 42 month anniversary of the vesting commencement date; 12.5% of the RSUs will vest on the 48 month anniversary of the vesting commencement date; 15% of the RSUs will vest on the 54 month anniversary of the vesting commencement date; and 15% of the RSUs will vest on the 60 month anniversary of the vesting commencement date. Each RSU represents a contingent right to receive one share of our Class A common stock.

(7)	The market value of the RSU award is based on the closing stock price of $36.38 per share for our Class A common stock as reported on the NASDAQ Global Select Market on October 31, 2014.

OPTION EXERCISES

The following table sets forth information regarding exercises of stock options by our named executive officers for the fiscal year ended December 28, 2014.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)
Darrell Cavens	—	—
Marc Stolzman	3,200	96,154
	16,189	487,040
	3,011	90,420
	3,200	100,051
	3,200	99,577
	10,000	268,131
	25,000	540,874
David Atchison	—	—
Luke Friang	—	—
Lori Twomey	50,000	2,014,867
	50,000	1,898,600
	50,000	1,798,600
	50,000	2,002,306
	100,000	3,507,287
	422,969	17,896,664

(1)	In each case, the shares exercised were shares of our Class B common stock. All exercised shares of Class B common stock were subsequently converted to shares of Class A common stock.
(2)

The aggregate value realized upon the exercise of an option represents the difference between the aggregate market price of the shares of our Class B common stock, which is assumed to be equal to the fair market value of

41.

our Class A common stock, on the date of exercise and the aggregate exercise price of the option. The amounts in this column do not reflect dollar amounts actually received by our named executive officers.

42.

DIRECTOR COMPENSATION

The following table sets forth all of the compensation awarded to or earned by each person who served as a non-employee director during the 2014 fiscal year. Mr. Vadon and Mr. Cavens, our only employee directors, received no compensation for their Board service during the 2014 fiscal year.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(10)	Total ($)
W. Eric Carlborg(3)	—	244,686	244,686
John Geschke(4)	45,833	171,675	217,508
Mike Gupta(5)	—	—	—
Dan Levitan(6)	—	64,678	64,678
Youngme Moon(7)	55,000	120,025	175,025
Michael Potter(8)	50,000	120,025	170,025
Spencer Rascoff(9)	—	170,021	170,021

(1)

Pursuant to the non-employee director compensation policy described below, each non-employee director may elect to receive all or a portion of their annual retainers for Board and Board committee service, as applicable, in the form of cash or equity awards.

(2)

The amounts in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts represent the aggregate full grant date fair value of stock options granted during the 2014 fiscal year in accordance with FASB ASC Topic 718 with no estimate for future forfeitures. For information regarding the assumptions used in calculating these amounts, see Note 8 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 28, 2014. Our non-employee directors will only realize compensation to the extent the trading price of our Class A common stock is greater than the exercise price of such stock options.

(3)

Mr. Carlborg elected to receive his retainer for Board service and service as a member and Chair of the Audit Committee in the form of equity awards. The option awards amount represents the full grant date fair value of stock options granted on February 21, 2014 and May 19, 2014.

(4)

Mr. Geschke was elected to our Board on February 21, 2014. The fees paid to Mr. Geschke consist of a $40,000 retainer for Board service and a $5,833 (prorated) retainer for service as a member of the Audit Committee. Mr. Geschke elected to receive his retainer for service as a member and Chair of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee in the form of equity awards. The option awards amount represents the full grant date fair value of stock options granted on February 21, 2014 and May 19, 2014.

(5)	Mr. Gupta was elected to our Board on January 21, 2015 and therefore received no compensation during the 2014 fiscal year.
(6)

Mr. Levitan elected to receive all of his retainer for Board service and service as a member of the Compensation Committee and Nominating and Corporate Governance Committee in the form of an equity award. The option awards amount represents the full grant date fair value of a stock option granted on February 21, 2014. Mr. Levitan did not stand for reelection to our Board at our 2014 Annual Meeting of Stockholders on May 19, 2014 and therefore ceased being a member of our Board as of the commencement of that meeting.

(7)

The fees paid to Dr. Moon consist of a $40,000 retainer for Board service, a $10,000 retainer for service as a member of the Audit Committee and a $5,000 retainer for service as a member of the Nominating and Corporate Governance Committee. The option awards amount represents the full grant date fair value of a stock option granted on May 19, 2014.

(8)

The fees paid to Mr. Potter consist of a $40,000 retainer for Board service and a $10,000 retainer for service as a member of the Audit Committee. The option awards amount represents the full grant date fair value of a stock option granted on May 19, 2014.

(9)

Mr. Rascoff elected to receive his retainer for Board service and service as a member and Chair of the Compensation Committee in the form of an equity award. The option awards amount represents the full grant date fair value of stock options granted on May 19, 2014.

(10)	As of December 28, 2014, the aggregate number of shares subject to outstanding option awards held by our non-employee directors was as follows:

43.

Name	Number of Shares Subject to Outstanding Options
W. Eric Carlborg	288,172
John Geschke	9,139
Mike Gupta	—
Dan Levitan	—
Youngme Moon	25,723
Michael Potter	326,796
Spencer Rascoff	28,406

In February 2014, upon the recommendation of management, Pearl Meyer was engaged to advise our Compensation Committee regarding the amount and types of compensation that we provide to our non-employee directors and how our compensation practices compared to the compensation practices of our Peer Group. Based on Pearl Meyer’s analysis of our Peer Group, our Compensation Committee recommended to our Board a non-employee director compensation policy. Our Board adopted this policy, which provides that each of our non-employee directors receive an annual retainer of $40,000 for their service on the Board, plus reimbursement for out-of-pocket expenses incurred in connection with attendance at Board and Board committee meetings. The policy also provided that each of our non-employee directors receive the following additional annual retainers for service on committees of the Board:

Committee	Chair	Member
Audit Committee	$20,000	$10,000
Compensation Committee	$10,000	$10,000
Nominating and Corporate Governance Committee	$10,000	$10,000

In May 2014, upon recommendation of the Compensation Committee, our Board amended the non-employee director compensation policy to reduce the annual retainers for service as a member of the Compensation Committee and Nominating and Corporate Governance Committee from $10,000 to $5,000. Accordingly, the non-employee director compensation policy on annual retainers for service on committee of the Board, as amended, is as follows:

Committee	Chair	Member
Audit Committee	$20,000	$10,000
Compensation Committee	$10,000	$5,000
Nominating and Corporate Governance Committee	$10,000	$5,000

If a non-employee director has not served on the Board or a Board committee for the full year, the Board and any applicable Board committee retainers may be prorated for the portion of the year served. Each non-employee director may elect to receive all or a portion of their annual retainers for Board and Board committee service, as applicable, in the form of cash or equity awards (using a Black-Scholes valuation methodology).

Each non-employee director is also entitled to receive an option grant for shares of our Class A common stock in the amount of $120,000 using a Black-Scholes valuation methodology every year on the date of our annual meeting of stockholders. The option will vest over one year, with vesting on a monthly basis. We grant stock options with an exercise price not less than the fair market value of our Class A common stock on the date of grant. We do not have, nor do we plan to establish, any program, plan or practice to time stock option grants in coordination with releasing material non-public information.

44.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 28, 2014.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights(2) (a)	Weighted Average Exercise Price of Outstanding Options and Rights(3) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in Column (a))(4) (c)
Equity Compensation Plans Approved By Stockholders(1)	12,444,077	9.93	18,122,045
Equity Compensation Plans Not Approved By Stockholders	—	—	—
Total	12,444,077	9.93	18,122,045
(1)	Includes securities issuable under our 2009 Equity Incentive Plan (the “2009 Plan”) and 2013 Equity Plan (the “2013 Plan”).
(2)

Consists of (a) options to purchase 751,762 shares of Class A common stock under our 2013 Plan and 11,327,185 shares of Class B common stock under our 2009 Plan, and (b) 365,130 shares of our Class A common stock subject to RSU awards under our 2013 plan.

(3)	Excludes RSUs because they have no exercise price.
(4)

Includes 18,122,045 shares of Class A common stock available for issuance under our 2013 Plan. As of the date of our initial public offering, no further shares were available for issuance under the 2009 Plan. On December 29, 2014, an aggregate of 5,017,703 shares of Class A common stock were added to the shares reserved for issuance under the 2013 Plan pursuant to an “evergreen” provision contained in the 2013 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2013 Plan will automatically increase on the first day of each fiscal year through the first day of fiscal year 2023 by the lesser of (a) four percent (4%) of the total number of shares of the Company’s capital stock outstanding on the last day of the preceding fiscal year and (b) a number determined by our Board.

45.

TRANSACTIONS WITH RELATED PERSONS

Other than compensation arrangements for our directors and executive officers, which are described elsewhere in this Proxy Statement, below we describe transactions since December 30, 2013 to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

INVESTOR RIGHTS AGREEMENT

On November 5, 2012, we entered into an amended and restated investor rights agreement with the holders of our then outstanding preferred stock and certain holders of our then outstanding common stock, including entities with which certain of our directors are affiliated. As of December 28, 2014, the holders of approximately 43.4 million shares of our common stock have rights, subject to some conditions, to require us to file registration statements for the public resale of Class A common stock issued or issuable upon conversion of Class B common stock or to include such shares in registration statements that we may file for zulily or other stockholders.

INDEMNIFICATION AGREEMENTS

Our certificate of incorporation contains provisions limiting the liability of directors, and our bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our certificate of incorporation and bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers.

POLICIES AND PROCEDURES FOR TRANSACTIONS WITH RELATED PERSONS

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. All of the transactions described above were entered into after presentation, consideration and approval by our Board.

46.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are zulily stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker (if you are a beneficial owner) that we or they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies and would like to request “householding” of your communications, please notify your broker or the Company. Direct your written request to the Company to our Corporate Secretary at zulily, inc., 2601 Elliott Avenue, Suite 200, Seattle, Washington 98121, or contact our Corporate Secretary at (877) 779-5614.

47.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Deirdre Runnette
General Counsel and Secretary

April 2, 2015

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2014, as filed with the Securities and Exchange Commission, is available without charge upon written request to: Corporate Secretary, zulily, inc., 2601 Elliott Avenue, Suite 200, Seattle, Washington 98121.

48.

TICKETING INFORMATION FOR THE

ZULILY, INC.

2015 ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 14, 2015

Time:	10:00 a.m. local time

Place:	Offices of Cooley LLP, 1700 Seventh Avenue, Suite 1900, Seattle, Washington 98101-1355

Admission Requirements: As noted in this document, to be admitted to the Annual Meeting you will be required to present a government-issued photo identification (such as a driver’s license or passport) and valid proof of share ownership, meaning one of the following.

➢	Notice of Internet Availability of Proxy Materials;

➢	Proxy card;

➢	Voting information form;

➢	Valid proxy from your broker, bank or other agent; or

➢	Other proof of share ownership (such as your brokerage statement) as of the March 20, 2015 record date.

➢

Stockholders holding shares in a joint account may be admitted to the Annual Meeting if they provide proof of joint ownership and both stockholders follow the admission requirements described above. We will not be able to accommodate non-stockholder guests at the Annual Meeting.

How to Vote: Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

➢

To vote through the internet, go to http://www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on May 13, 2015 to be counted.

➢

To vote over the telephone, dial toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on May 13, 2015 to be counted.

➢

To vote using the proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

➢

To vote in person, come to the Annual Meeting and request a ballot when you arrive. As noted above, to be admitted to the Annual Meeting you will be required to present a government-issued photo identification (such as a driver’s license or passport) and valid proof of ownership. If you are a beneficial owner (that is, your shares are held in an account at a brokerage firm, bank, dealer or other similar organization), you will also need to request and obtain a valid proxy from your broker, bank or other agent.

Directions: Directions to the Annual Meeting may be found at http://investor.zulily.com/annuals-proxies.cfm.

SAMPLE

ANNUAL MEETING OF STOCKHOLDERS OF

ZULILY, INC.

May 14, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement, proxy card and annual report are available at https://materials.proxyvote.com/989774

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i	Please detach along perforated line and mail in the envelope provided.	i

■	20330304000000000000 5			051415

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” ON PROPOSAL 1, “FOR” PROPOSALS 2 AND 3, AND FOR “3 YEARS” ON PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
						FOR	AGAINST	ABSTAIN
1. Nominees for Election for a Three-Year Term Expiring at the 2018 Annual Meeting:				2. To ratify the selection of Deloitte & Touche LLP as zulily, inc.’s independent registered public accounting firm for the fiscal year ending January 3, 2016.		☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O Mike Gupta O Youngme Moon O Spencer Rascoff
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES					FOR	AGAINST	ABSTAIN
☐	FOR ALL EXCEPT (See instructions below)			3. To approve, on an advisory basis, the compensation of zulily, inc.’s named executive officers as disclosed in the accompanying proxy statement.		☐	☐	☐
					1 year	2 years	3 years	ABSTAIN
				4. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of zulily, inc.’s named executive officers.	☐	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2 and 3, and for THREE YEARS on Proposal 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

SAMPLE

0 ¢

ZULILY, INC.

Annual Meeting of Stockholders

May 14, 2015 10:00 AM Pacific Time

This proxy is solicited by the Board of Directors.

The undersigned stockholder(s) hereby revoke(s) all previous proxies, acknowledge(s) receipt of the Notice of the 2015 Annual Meeting of Stockholders of zulily, inc., the accompanying proxy statement and the 2014 Annual Report, and hereby appoint(s) Darrell Cavens, Tad Larsen and Deirdre Runnette, or any of them, as proxies of the undersigned, each with the power to appoint his or her substitute, and hereby authorizes them, or any of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of zulily, inc. that the undersigned stockholder(s) is/are entitled to vote at the 2015 Annual Meeting of Stockholders of zulily, inc. to be held at 10:00 a.m. Pacific Time on May 14, 2015 at the offices of Cooley LLP, 1700 Seventh Avenue, Suite 1900, Seattle, Washington 98101-1355, and any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed by the stockholder(s), with discretionary authority as to any and all other matters that may properly come before the meeting. If no such direction is made, the proxyholders will have the authority to vote FOR each of the nominees listed in Proposal No. 1, FOR Proposal No. 2, FOR Proposal No. 3 and for THREE YEARS on Proposal No. 4.

(Continued and to be signed on the reverse side.)

¢ 1.1	14475 ¢

SAMPLE

ANNUAL MEETING OF STOCKHOLDERS OF

ZULILY, INC.

May 14, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card and annual report are available at https://materials.proxyvote.com/989774

i	Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.	i

■	20330304000000000000 5			051415

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” ON PROPOSAL 1, “FOR” PROPOSALS 2 AND 3, AND FOR “3 YEARS” ON PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
						FOR	AGAINST	ABSTAIN
1. Nominees for Election for a Three-Year Term Expiring at the 2018 Annual Meeting:				2. To ratify the selection of Deloitte & Touche LLP as zulily, inc.’s independent registered public accounting firm for the fiscal year ending January 3, 2016.		☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: O Mike Gupta O Youngme Moon O Spencer Rascoff
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES					FOR	AGAINST	ABSTAIN
☐	FOR ALL EXCEPT (See instructions below)			3. To approve, on an advisory basis, the compensation of zulily, inc.’s named executive officers as disclosed in the accompanying proxy statement.		☐	☐	☐
					1 year	2 years	3 years	ABSTAIN
				4. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of zulily, inc.’s named executive officers.	☐	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2 and 3, and for THREE YEARS on Proposal 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

SAMPLE

0 ¢

ZULILY, INC.

Annual Meeting of Stockholders

May 14, 2015 10:00 AM Pacific Time

This proxy is solicited by the Board of Directors.

The undersigned stockholder(s) hereby revoke(s) all previous proxies, acknowledge(s) receipt of the Notice of the 2015 Annual Meeting of Stockholders of zulily, inc., the accompanying proxy statement and the 2014 Annual Report, and hereby appoint(s) Darrell Cavens, Tad Larsen and Deirdre Runnette, or any of them, as proxies of the undersigned, each with the power to appoint his or her substitute, and hereby authorizes them, or any of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of zulily, inc. that the undersigned stockholder(s) is/are entitled to vote at the 2015 Annual Meeting of Stockholders of zulily, inc. to be held at 10:00 a.m. Pacific Time on May 14, 2015 at the offices of Cooley LLP, 1700 Seventh Avenue, Suite 1900, Seattle, Washington 98101-1355, and any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed by the stockholder(s), with discretionary authority as to any and all other matters that may properly come before the meeting. If no such direction is made, the proxyholders will have the authority to vote FOR each of the nominees listed in Proposal No. 1, FOR Proposal No. 2, FOR Proposal No. 3 and for THREE YEARS on Proposal No. 4.

(Continued and to be signed on the reverse side.)

¢ 1.1	14475 ¢